Exhibit 99.2

Stronghold Digital Mining Provides Update on Previously Announced Debt Reduction and
Favorable Mutual Termination of Northern Data Hosting Agreement

NEW YORK, October 14, 2022 – Stronghold Digital Mining, Inc. (NASDAQ: SDIG) (“Stronghold”, or the “Company”) today provided an update on its previously announced agreement with NYDIG ABL LLC (“NYDIG”) and the Provident Bank (“BankProv”), to eliminate approximately $67 million in principal amount of debt outstanding (the “Debt”) under equipment financing agreements. Separately, the Company also announced its recent mutual termination and settlement of its data center hosting agreement. The Company believes that the settlement is materially beneficial to cash flow generation and operational flexibility. Stronghold has posted an investor presentation to its Investor Relations website to supplement this press release, which can be found in the Events and Presentations section.

NYDIG Equipment Financing Update

As previously disclosed on August 16, 2022, affiliates of Stronghold entered into an Asset Purchase Agreement (“APA”) with NYDIG and BankProv to return approximately 26,000 Bitcoin mining rigs that served as collateral under equipment financing agreements (the “APA Collateral”) in exchange for the extinguishment of approximately $67 million of principal amount of debt outstanding. On September 30, 2022, Stronghold completed the sale of the initial three tranches of the APA Collateral to BankProv in exchange for the extinguishment of approximately $27 million of the Debt. On October 13, 2022, Stronghold completed the sale of three tranches of APA Collateral to NYDIG in exchange for the extinguishment of approximately $38 million of the Debt.  As of October 13, 2022, approximately $65 million of the $67 million of Debt has been extinguished following the delivery of miners to NYDIG and BankProv between August 16, 2022 and October 12, 2022 pursuant to the APA.  As of October 13, 2022, the Company has transferred to NYDIG and BankProv all of the approximately 26,000 Bitcoin mining rigs that served as collateral under the Debt except for approximately 500 Bitcoin mining rigs that are currently in the possession of U.S. Customs and Border Control in California. The Company expects these remaining miners to be released in the near future, after which, following an inspection period, the remaining approximately $2 million of Debt will be extinguished in accordance with the APA.

Favorable Northern Data Hosting Agreement Termination

On September 30, 2022, Stronghold entered into a Settlement Agreement (the “Settlement Agreement”) with Northern Data PA LLC (“NDPA”) and 1277963 B.C. Ltd. (“Bitfield”, and together with NDPA, “Northern Data”) to mutually terminate the data center hosting agreement at the Company’s Scrubgrass plant. Pursuant to the Settlement Agreement:

1)
Stronghold will not pay any future profit share payments to Northern Data, which was expected to be 35% of miner revenue, net of a $0.027/kWh power cost. The Company estimates these payments were to be approximately $0.5 to $1.1 million per month until the halving in April of 2024 and approximately $10 to $25 million cumulatively through September 2024, which is based on the following assumptions: 1) Bitcoin price range of $17,500 to $30,000, 2) network hash rate of 250 EH/s through the halving in April 2024 and reduced by 35% thereafter, 3) approximately 1.33 EH/s of hash rate capacity, 4) average miner efficiency of 37 joules per terahash, and 5) miner uptime of 95%.

2)
Stronghold to operate the approximately 50 MW of modular miner pods capable of hosting over 14,200 Bitcoin miners, equating to approximately 1.25 to 1.5 EH/s. The Company believes operating the miner pods will allow more flexibility to optimize profitability by either mining Bitcoin or selling power to the PJM power grid. In return for operating the pods, the Company will incur a de minimis $1,000 per year leasing expense.

3)	Settlement Agreement eliminates the approximately $2.6 million accrued liability on Stronghold’s balance sheet as of June 30, 2022.

4)
At the end of the two-year lease term, Stronghold has the option, but not the obligation, to purchase the Northern Data pods for between $2 million and $6 million, depending on prevailing hash price at time, net of up to $1.5 million in expenditures that the Company has the option, but not the obligation, to spend if it deems necessary in order to upgrade or maintain the pods.

5)
Stronghold to pay Northern Data $4.5 million, of which the Company paid $2.5 million on October 3, 2022 and will pay an additional $1 million prior to October 31, 2022, and $1 million prior to November 30, 2022.

Management Commentary

“We are pleased to have closed on a significant portion of our debt restructuring with NYDIG and look forward to eliminating the small remaining piece of this debt in the near future. These closings continue our meaningful transition towards a deleveraged company that can either sell power to the grid  or use its low cost self-generated power to mine for Bitcoin,” said Greg Beard, co-chairman and chief executive officer of Stronghold. “We are also satisfied with the settlement of our prior hosting agreement, which provides us with improved operational control of our Bitcoin operations and a material uplift to our cash flow generation over the next two years, as well as significant optionality. Overall, we believe that we continue to make significant progress towards improving our balance sheet, liquidity and cost structure to deliver shareholder value.”

About Stronghold Digital Mining, Inc.

Stronghold is a vertically integrated Bitcoin mining company with an emphasis on environmentally beneficial operations. Stronghold houses its miners at its wholly owned and operated Scrubgrass Plant and Panther Creek Plant, both of which are low-cost, environmentally beneficial coal refuse power generation facilities in Pennsylvania.

Investor Contact:

Matt Glover or Jeff Grampp, CFA
Gateway Group, Inc.
SDIG@GatewayIR.com
1-949-574-3860

Media Contact:

contact@strongholddigitalmining.com

Forward Looking Statements:

The information, financial projections and other estimates contained herein contain “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including, but not limited to the anticipated performance of the Company as a result of the recent restructuring of the Company’s debt. Such financial projections and estimates are as to future events and are not to be viewed as facts, and reflect various assumptions of management of the Company concerning the future performance of the Company and are subject to significant business, financial, economic, operating, competitive and other risks and uncertainties and contingencies (many of which are difficult to predict and beyond the control of the Company) that could cause actual results to differ materially from the statements and information included herein. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Forward-looking statements may include statements about various risks and uncertainties, including those described under the heading “Risk Factors” as detailed from time to time in Stronghold’s reports filed with the SEC, including Stronghold’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC. Such risk and uncertainties are not exclusive. Any forward-looking statements speak only as of the date of this communication. The Company does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements. In addition, such information, financial projections and estimates were not prepared with a view to public disclosure or compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants or U.S. generally accepted accounting principles (“GAAP”). Accordingly, although the Company’s management believes the financial projections and estimates contained herein represent a reasonable estimate of the Company’s projected financial condition and results of operations based on assumptions that the Company’s management believes to be reasonable at the time such estimates are made and at the time the related financial projections and estimates are disclosed, there can be no assurance as to the reliability or correctness of such information, financial projections and estimates, nor should any assurances be inferred, and actual results may vary materially from those projected. This presentation includes financial measures that are not presented in accordance with GAAP. While management believes such non-GAAP measures are useful, it is not a measure of our financial performance under GAAP and should not be considered in isolation or as an alternative to any measure of such performance derived in accordance with GAAP. These non-GAAP measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Certain information contained herein has been derived from sources prepared by third parties. While such information is believed to be reliable for the purposes used herein, none of the Company or any of its affiliates, directors, officers, employees, members, partners, shareholders or agents makes any representation or warranty with respect to the accuracy or completeness of such information. Although the Company believes the sources are reliable, it has not independently verified the accuracy or completeness of data from such sources. Additionally, descriptions herein of market conditions and opportunities are presented for informational purposes only; there can be no assurance that such conditions will actually occur or result in positive returns. Recipients of this presentation should make their own investigations and evaluations of any information referenced herein. Information regarding performance by, or businesses associated with our management team and their respective affiliates is presented for informational purposes only. You should not rely on the historical record of our management team’s performance or the performance of their respective affiliates as indicative of our future performance. The recipient should not construe the contents of this presentation as legal, tax, accounting or investment advice or a recommendation. The recipient should consult its own counsel, tax advisors and financial advisors as to legal and related matters concerning the matters described herein. By reviewing this presentation, the recipient confirms that it is not relying upon the information contained herein to make any decision. This presentation does not purport to be all-inclusive or to contain all of the information that the recipient may require to make any decision.